Exhibit 10.4

FAIRWAY GROUP HOLDINGS CORP.
2007 EQUITY COMPENSATION PLAN

AS AMENDED

The purpose of the Fairway Group Holdings Corp. 2007 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Fairway Group Holdings Corp., a Delaware corporation (the “Company”), and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of options to purchase shares of the Company’s Common Stock, par value $.001 (the “Company Stock”), and grants of restricted shares of Company Stock.  The Company believes that the Plan will encourage participants to contribute to the growth of the Company, to the benefit of the Company’s stockholders, and will further align the interests of the participants and of the stockholders.

1.                                      Administration.

(a)                                 Authority.  The Plan shall be administered and interpreted by the Board or a committee appointed by the Board (the “Committee”), which Committee, unless otherwise determined by the Board, shall be constituted in accordance with the requirements relating to the administration of equity compensation plans under applicable corporate laws, federal and state securities laws, the Internal Revenue Code of 1986, as amended (the “Code”), any stock exchange or quotation system on which the Company Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Grants (as defined below) are awarded under the Plan.  If for any reason the Committee does not comply with any such requirements, such non-compliance shall not affect the validity of any Grant made by the Committee or any interpretations or other actions of the Committee.  The Board may ratify or approve any Grants made to participants.  References in the Plan to the “Board”, as they relate to Plan administration, shall be deemed to refer to the Committee if a Committee is appointed to administer the Plan.

(b)                                 Board Authority.  The Board shall have the sole authority to (i) determine the persons to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

(c)                                  Board Determinations.  The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend any rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

2.                                      Grants.

Awards under the Plan may consist of grants of options to purchase shares of Company Stock as described in Section 5 (“Options”), including Options intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) and Options that do not so qualify (“Nonqualified Stock Options”) and/or restricted shares of Company Stock as described in Section 6 (“Restricted Stock”) (collectively, “Grants”).  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”).  Grants under a particular Section of the Plan need not be uniform among the grantees.

3.                                      Shares subject to the Plan.

(a)                                 Shares Authorized.  Subject to adjustment as specified below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 15,472 shares.  The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock held in its treasury, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options granted under the Plan terminate, expire or are canceled, exchanged or surrendered without having been exercised or are settled in cash, or if any shares of Restricted Stock are forfeited, canceled, terminated or settled in cash, or if shares of Company Stock are withheld or surrendered in order to pay the exercise or purchase price under a Grant or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of a Grant, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)                                 Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Board shall be final, binding and conclusive.

4.                                      Eligibility for Participation.

(a)                                 Eligible Persons.  All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and all members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan.  Consultants and advisors who perform services for the Company or any of its subsidiaries (“Advisors”) shall be eligible to participate in the Plan.

(b)                                 Selection of Grantees.  The Board shall select the Employees, Non-Employee Directors and Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines.  Employees,

Advisors and Non-Employee Directors who receive Grants under the Plan shall hereinafter be referred to as “Grantees.”

5.                                      Option Grants.

(a)                                 Number of Shares.  Subject to the terms of the Plan, the Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Advisors.

(b)                                 Type of Option and Price.

(i)                                     The Board may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or any “subsidiary” of the Company (within the meaning of Section 424 of the Code).  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Advisors.  However, notwithstanding such grant, to the extent that the aggregate Fair Market Value of the shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such Options will be treated as Nonqualified Stock Options.

(ii)                                  The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Option shall be no lower than the par value of the Company Stock, (y) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (z) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” corporation of the Company (within the meaning of section 424 of the Code), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii)                               If the Company Stock is publicly traded, then the Fair Market Value per share shall, unless otherwise required by the Code or other applicable law, be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq Global Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

(c)                                  Option Term.  The Board shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any “parent” or “subsidiary” corporation of the Company (within the meaning of section 424 of the Code), may not have a term that exceeds five years from the date of grant.

(d)                                 Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument.  The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)                                  Termination of Employment, Disability or Death.

(i)                                     Except as provided below or in a Grantee’s Grant Instrument, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Advisor or member of the Board.  In the event that a Grantee ceases to be Employed by the Company for any reason other than “disability”, death or “termination for cause”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be Employed by the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Company shall terminate as of such date.

(ii)                                  In the event the Grantee ceases to be Employed by the Company on account of a “termination for cause” by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be Employed by the Company.

(iii)                               In the event the Grantee ceases to be Employed by the Company because the Grantee is “disabled”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be Employed by the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

(iv)                              If the Grantee dies while employed by the Company or within ninety (90) days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) or (iii) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

(v)                                 For purposes of this Section 5(e) and Section 6:

(A)                               The term “Company” shall mean the Company and its parent and subsidiary corporations.

(B)                               “Employed by the Company” shall mean employment or service as an Employee, Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Advisor and member of the Board), unless the Board determines otherwise.

(C)                               “Disability” shall mean, unless otherwise specified in a Grantee’s Grant Instrument, a Grantee’s permanent and total disability within the meaning of section 22(e)(3) of the Code.

(D)                               “Termination for cause” shall mean, except to the extent specified otherwise by the Board, (i) termination for “cause” or “justifiable cause,” as defined in an employment agreement between the Grantee and the Company in existence on the date of grant, if any, or (ii) if the Grantee has no employment agreement with the Company or such employment agreement does not contain a definition of “cause,” (1) Grantee’s repeated failure or refusal to attempt to perform his or her duties where such conduct or breach shall not have ceased or been remedied within fifteen (15) days following written warning from the Company; (2) Grantee’s performance of any act or his or her failure to act, for which if Grantee were prosecuted and convicted, a crime or offense involving money or property of the Company or any of its affiliates (collectively, the “Fairway Group”), or which would constitute a felony in the jurisdiction involved, would have occurred; (3) Grantee’s performance of any act or his or her failure to act which constitutes, dishonesty, fraud or a breach of a fiduciary trust, including without limitation misappropriation of funds or an intentional misrepresentation of the Company’s operating results or financial condition to the Board or any executive officer; (4) any intentional unauthorized disclosure by Grantee to any person, firm or corporation other than the members of the Fairway Group and their respective directors, managers, officers and employees, of any confidential information or trade secret of the Fairway Group; (5) any attempt by Grantee to secure any personal profit (other than through his or her ownership of equity in the Company) in connection with the business of the Fairway Group (for example, without limitation, using Fairway Group assets to pursue other interests, diverting any business opportunity belonging to the Fairway Group to himself or to a third party, insider trading or taking bribes or kickbacks); (6) Grantee’s engagement in a fraudulent act to the material damage of the Fairway Group; (7) Grantee’s willful engagement in conduct or activities materially damaging to the property, business or reputation of the Fairway Group; (8) Grantee’s illegal use of controlled substances; or (9) any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties to the material detriment of the Fairway Group, all as determined by the Board in its sole discretion.  In the event a Grantee’s employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(f)                                   Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price.  The Grantee shall pay the Exercise Price for an Option as specified by the Board (x) in cash, (y) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Board may approve if permitted under applicable law, including, after the Initial Public Offering (as defined in Section 9 below), payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  Unless otherwise determined by the Board, shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

6.                                      Restricted Stock Grants.

The Board may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Advisor under a Grant of Restricted Stock, upon such terms as the Board deems appropriate.  The following provisions are applicable to Restricted Stock:

(a)                                 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board at any time and from time to time, may grant shares of Restricted Stock to an Employee, Non-Employee Director or Advisor in such amounts as the Board shall determine.

(b)                                 Restrictions.

(i)                                     The Board shall impose such conditions and/or restrictions on any shares of Restricted Stock as the Board may determine including, without limitation, a requirement that Grantees pay a stipulated purchase price for each share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(ii)                                  The Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied.

(iii)                               Except as otherwise provided in this Section 6, shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws and under any stockholders agreement to which the Grantee is required by Section 10 hereof to become a party) by the Grantee after the last day of the applicable Restriction Period.  “Restriction Period” means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Board in its discretion) and the shares are subject to a “substantial risk of forfeiture”, as provided in this Section 6 and in Section 83 of the Code and regulations promulgated thereunder.

(c)                                  Voting Rights. Grantees holding shares of Restricted Stock may be granted full voting rights with respect to those shares during the Restriction Period.

(d)                                 Dividends and other Distributions. At the discretion of the Board, during the Restriction Period, Grantees holding shares of Restricted Stock may be credited with regular cash dividends paid with respect to such shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate.

7.                                      Withholding of Taxes.

All Grants under the Plan shall be subject to applicable federal, state and local tax withholding requirements.  The Company may require the Grantee or other person receiving shares under the Plan to pay to the Company the amount of any such taxes that the Company or any subsidiary is required to withhold with respect to the Grant, or the Company and its subsidiaries may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to the Grant.  If the Board so permits, a Grantee may elect to satisfy the Company’s tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal, state and local tax liabilities.  The election must be in a form and manner prescribed by the Board and shall be subject to the prior approval of the Board.

8.                                      Leaves of Absence.

Unless the Board provides otherwise, vesting of Grants hereunder will be suspended during any unpaid leave of absence and will resume on the date the Grantee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.  An Employee, Non-Employee Director or Advisor will not cease to be Employed in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, or any subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

9.                                      Transferability of Grants.

(a)                                 Nontransferability of Grants.  Except as provided in Section 9(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime and a Grantee may not transfer those rights except by will or by the laws of descent and distribution.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights.  A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)                                 Transfer of Nonqualified Stock Options. The Board may provide, in a Grant Instrument or thereafter, that a Grantee may transfer Nonqualified Stock Options to immediate family members or entities primarily controlled by a Grantee or the Grantee’s immediate family members according to such terms as the Board may determine; provided that the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.                               Stockholders’ Agreement.

Unless the Board determines otherwise with respect to a particular Grant, as a condition to all Grants made pursuant to the Plan, the Grantee shall be required to become a party to any Stockholders’ Agreement by and among the Company and some or all of the other stockholders of the Company.

11.                               Effects of Merger, Consolidation or Asset Sale.

(a)                                 Options. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  Unless otherwise determined by the Board, in the event that the successor corporation refuses to assume or substitute for the Option, the Grantee shall fully vest in and have the right to exercise the Option as to all of the shares covered thereby, including shares as to which it would not otherwise be vested or exercisable.  If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the Grantee in writing or electronically at least fifteen (15) days prior to the consummation of such merger, consolidation or sale of assets that the Option shall be fully exercisable for the period specified in such notice (but in any case not less than fifteen (15) days from the date of such notice), and the Option shall terminate upon the expiration of such period.  For the purposes of this Section 11(a), the Option shall be considered assumed if, following the merger, consolidation or sale of assets, the option confers the right to purchase or receive, for each share of stock subject to the Option immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Company Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Company Stock in the merger, consolidation or sale of assets.

(b)                                 Restricted Stock. In the event of a Change in Control, each outstanding share of Restricted Stock, shall be assumed or an equivalent Restricted Stock Grant substituted by the successor corporation or a parent or subsidiary of the successor corporation.  Unless determined otherwise by the Board, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, the Participant shall fully vest in the Restricted Stock.  For the purposes of this Section 11(b), a Restricted Stock Grant shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each share subject to the Grant immediately prior to Change in

Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Company Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received, for each share subject to the Grant, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Company Stock in the Change in Control.

(c)                                  Change in Control” means the occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii)                                  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)                               A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)                              The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of this Section, “affiliate” will mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

12.                               Requirements for Issuance or Transfer of Shares.

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board.  The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

13.                               Effective Date of the Plan.

The Plan shall become effective on May 5, 2006, subject to the approval of the Company’s stockholders within twelve (12) months of such date.

14.                               Amendment and Termination.

(a)                                 Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval to increase the number of shares available for issuance or transfer under the Plan or change the class of individuals eligible to participate in the Plan if and to the extent such stockholder approval is necessary or desirable, in the judgment of the Board, to comply with applicable law or listing requirements.

(b)                                 Termination of the Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or the Plan is extended by the Board with the approval of the stockholders.

(c)                                  Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents, except that no such consent shall be required if (i) the Board determines that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Grant to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment or (ii) the Board acts under Section 17(b).  The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)                                 Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.                               Rights of Participants.

Nothing in the Plan shall entitle any Employee, Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ or service of the Company or any of its subsidiaries or any other employment or service rights.

16.                               No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.                               Miscellaneous.

(a)                                 Grants in Connection with Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Board to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.  Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Board shall prescribe the provisions of the substitute grants.

(b)                                 Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Board may also adopt rules regarding the withholding of taxes on payments to Grantees.

(c)                                  Headings.  Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(d)                                 Funding.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(e)                                  Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.